Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Okta, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.0001 par value per share, 2017 Equity Incentive Plan	Rule 457(h)	7,830,135(2)	$165.02(4)	$1,292,128,878	$92.70 per $1,000,000	$119,780.35

Equity	Class A Common Stock, $0.0001 par value per share, 2017 Employee Stock Purchase Plan	Rule 457(h)	1,566,027(3)(6)	$140.27(5)	$219,666,608	$92.70 per $1,000,000	$20,363.10

Total Offering Amounts					$1,511,795,486		$140,143.45

Total Fee Offsets(7)							—

Net Fee Due							$140,143.45

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) and the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)

Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 Plan on February 1, 2022 pursuant to an “evergreen” provision contained in the 2017 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2017 Plan automatically increases on February 1st of each year by five percent (5%) of the total number of shares of Class A Common Stock and the Registrant’s Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”) issued and outstanding as of the immediately preceding January 31st or such lesser number of shares as approved by the Registrant’s board of directors or the Registrant’s compensation committee.

(3)

Represents shares of Class A Common Stock that were automatically added to the shares authorized for issuance under the 2017 ESPP on February 1, 2022 pursuant to an “evergreen” provision contained in the 2017 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2017 ESPP automatically increases on February 1st of each year by the lesser of (i) 3,000,000 shares of Class A Common Stock, (ii) one percent (1%) of the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the immediately preceding January 31st or (iii) such lesser number of shares of Class A Common Stock as approved by the administrator of the 2017 ESPP, which is a person or persons appointed by the Registrant’s board of directors.

(4)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $165.02 per share, which is the average of the high and low prices of Class A Common Stock on March 4, 2022, as reported on the Nasdaq Global Select Market.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $165.02 per share, which is the average of the high and low prices of Class A Common Stock on March 4, 2022, as reported on the Nasdaq Global Select Market. Pursuant to the 2017 ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be at least eighty-five percent (85%) of the lower of the fair market value of a share of Class A Common Stock on the first day of trading of the offering period or on the exercise date.

(6)

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2017 ESPP. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

(7)	The Registrant does not have any fee offsets.